Exhibit 99.2


                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D. C. 20429


                                    FORM F-4


                                QUARTERLY REPORT

             Under Section 13 of the Securities Exchange Act of 1934
                        for Quarter Ended March 31, 1997


                     FDIC Insurance Certificate Number 11506


                         FOUR OAKS BANK & TRUST COMPANY
                (Exact name of bank as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                   56-0132010
                      (IRS Employer Identification Number)


                              6144 U. S. 301 South
                             Four Oaks, N. C. 27524
                          (Address of principal office)


                Telephone Number including area code 919-963-2177


The  Bank  has filed all reports  required to  be filed by  section  13  of  the
Securities Exchange Act of 1934 during the preceding 12 months:  X  Yes    No
                                                                ---


The Bank has been subject to such filing requirements for the past 90 days:
        X  Yes       No
       ---


                     Common Stock, par value $1.00 per share
                                (Title of Class)

                                    839,895
               (Number of shares outstanding as of March 31, 1997)

                          ITEM 1 - FINANCIAL STATEMENTS


BALANCE SHEETS - UNAUDITED
(All amounts in thousands)                                               MARCH 31,         DECEMBER 31,
                                                                           1997               1996
                                                                           ----               ----

ASSETS

Cash and due from banks                                                 $  5,314            $   5,047
Interest bearing bank balances                                             1,983                1,562
                                                                        ----------          -----------
Total cash and cash equivalents                                            7,297                6,609
Investment securities (approximate market value of
  $32,693 and $37,092 respectively)                                       32,693               37,092
Loans, net                                                               120,042              108,036
Accrued interest receivable                                                2,442                2,052
Bank premises and equipment, net                                           4,476                4,450
Other real estate owned                                                      147                  147
Intangible assets                                                            180                  183
Prepaid expenses and other assets                                            358                  544
                                                                        ----------           ----------

TOTAL ASSETS                                                            $167,635             $159,113
                                                                        ==========           ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand - noninterest bearing                                          $ 22,049               21,073
  NOW accounts                                                            14,144               14,707
  Savings                                                                 15,861               15,727
  Time $100,000 and over                                                  31,531               27,339
  Other time                                                              65,598               63,997
                                                                        ----------          -----------
Total deposits                                                           149,183              142,843
Accrued interest payable                                                   1,443                1,509
Other borrowed money                                                       2,000                  --
Other liabilities                                                            375                  398
                                                                        ----------          -----------

TOTAL LIABILITIES                                                        153,001              144,750
                                                                        ----------          -----------

Shareholders' equity:
Capital stock:
  Common stock,  $1.00 par value,  5,000,000 shares  authorized,
    839,895 and 837,949 issued and outstanding at March 31, 1997
    and December 31, 1996 respectively                                       840                  838
Surplus                                                                    4,920                4,872
Retained earnings                                                          8,994                8,604
Net unrealized gain (loss) on marketable equity securities                  (120)                  49
                                                                        ----------            ---------

TOTAL SHAREHOLDERS' EQUITY                                                14,634               14,363
                                                                        ----------            ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $167,635               159,113
                                                                        ==========            ==========

                        STATEMENTS OF INCOME - UNAUDITED

(In thousands except per share data)                                   FOR THE THREE MONTHS ENDED:
                                                                           MARCH 31      MARCH 31
                                                                           1997             1996
                                                                           ----             ----

Interest income:
  Interest and fees on loans                                           $    2,755           2,288
  Interest on investment securities:
    US Government and agencies                                                430             421
    Municipalities                                                             77              65
    Other investment securities                                                20              16
  Interest on overnight investments                                             9              22
                                                                        -----------    -----------
            Total interest income                                            3,291          2,812
                                                                         ---------      ---------
Interest expense:
  Interest on deposits                                                       1,535          1,327
  Interest on borrowed money                                                    31             13
                                                                         -----------    ----------
            Total interest expense                                           1,566          1,340
                                                                         ---------      ---------
Net interest income                                                          1,725          1,472
Provision for loan losses                                                       63            107
                                                                        -----------     ----------
    Net interest income after provision for loan losses                      1,662          1,365
                                                                         ---------      ---------

Other income:
  Service charges                                                              187           147
  Credit life commissions                                                       21            22
  Other operating income                                                        92            64
  Securities gains (losses)                                                     (2)            6
                                                                         ------------   -----------
           Total noninterest income                                            298           239
                                                                         ----------      --------

Other expenses:
  Salaries                                                                      504           451
  Employee benefits                                                              88            84
  Occupancy expenses                                                             59            48
  Equipment expenses                                                             79            66
  Other operating expenses                                                      517           376
                                                                         ----------       --------
            Total noninterest expense                                         1,247         1,025
                                                                         ---------        -------

Income before income taxes                                                      713           579
Income taxes                                                                    206           161
                                                                         ----------      --------

NET INCOME                                                             $       507            418
                                                                        ==========       ========
NET INCOME PER SHARE                                                   $      0.60           0.50
                                                                        ==========       ========
CASH DIVIDEND PAID PER SHARE                                           $      0.14           0.12
                                                                        ==========       ========
WEIGHTED AVERAGE SHARES OUTSTANDING                                            840            828
                                                                        ==========       ========

            STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY - UNAUDITED


                             Common Stock             Capital           Retained   Valuation
                            Shares   Amount          Surplus           Earnings    Allowance

December 31, 1995
   Balance...................828,279  $828,279   $ 4,668,285       $ 7,208,025      $ 214,617
Cash dividends...............                                          (99,393)
Decrease in net
  unrealized loss on
  marketable equity
  securities.................                                                        (231,641)
Dividend Reinvestment
  Plan....................... 1,499     1,499         31,457
Net income...................                                          418,134
                              -------  --------   ------------    -------------  ------------

March 31, 1996
   Balance...................829,778  $829,778   $ 4,699,742       $ 7,526,766      $  (17,024)
                             =======  =========   ==========       ===========      ===========


December 31, 1996
   Balance...................837,949 $837,949    $ 4,871,624       $ 8,604,139       $  48,941
Cash dividends...............                                         (117,313)
Decrease in net
   unrealized loss on
   marketable equity
   securities................                                                         (168,926)
Dividend Reinvestment
   Plan......................  1,946   1,946         48,650
Net income...................                                          506,735
                              ------  -------       --------       ------------     ----------

March 31, 1997
   Balance...................839,895  $839,895   $ 4,920,274       $ 8,993,561      $ (119,985)
                             =======  ========   ===========       ===========      ==========


                      STATEMENTS OF CASH FLOWS - UNAUDITED

                                                              FOR THE THREE MONTHS ENDED
                                                              MARCH 31,          MARCH 31,
(All amounts in thousands)                                     1997                 1996
                                                               ----                 ----

Operating activities
Net income                                                 $     507                  418
Adjustments to reconcile net income to cash
   provided by operations:
   Provision for loan losses                                      63                  107
   Provision for depreciation                                     71                   51
   (Gain) loss on sale of securities                               2                   (6)
   Loss on sale of repossessed assets                             21                    6
   Write off of loans, net of recoveries                          17                  (77)
   (Increase) Decrease in prepaid & other assets                  (1)                  56
   (Increase) Decrease in interest receivable                     10                  (65)
   Increase (Decrease) in other liabilities                      (89)                  65
   Increase (Decrease) in interest payable                       (68)                  28
   Net amortization of bond premiums & discounts                   1                   (7)
                                                             -------------           ----------
   Net cash provided from (used by) operating activities         534                  576
                                                               ----------            --------

Investing activities
   Proceeds from sales of investment securities                5,276                7,633
   Purchase of investment securities                          (1,152)              (5,837)
   Net increase in loans outstanding                         (12,100)              (8,267)
   Capital expenditures                                          (97)                (284)
   Proceeds from sale of assets acquired in
        settlement of loans                                       34                   56
   Acquisition of assets acquired in settlement of loans         (29)                (199)
                                                              ---------            -------

   Net cash used by investment activities                     (8,068)              (6,898)
                                                               -------              ------

Financing activities
   Net increase (decrease) in short-term borrowings            2,000                1,500
   Net increase in deposit accounts                            6,340                5,736
   Cash dividends                                               (117)                 (99)
                                                              --------              -------
   Net cash provided by financing activities                   8,223                7,137
                                                              --------              ------

Increase (Decrease) in cash and cash equivalents                 689                  815
Cash and cash equivalents at beginning of period               6,608                6,045
                                                              -------               ------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $ 7,297                6,860
                                                              =======               ======


FOUR OAKS BANK & TRUST COMPANY
Notes to Financial Statements

1. Cash and Due From Banks. Cash and due from banks consists of non-interest bearing balances due from other banks and cash. The Federal Reserve requires us to maintain average reserve balances of $500,000.

2. Investment Securities. The book value and market value of securities at March 31, 1997 and December 31, 1996 are as follows:

                                    U. S. Treasuries
                                    and Agencies              State & Local                Other
March 31, 1997:
   Book and Market value              $25,997,397               $5,735,042                 $960,784
   Unrealized gains(losses)              (189,729)                 109,414                  (71,170)

December 31, 1996:
   Book and Market value              $30,208,120               $5,991,326                 $892,769
   Unrealized gains(losses)                35,104                  149,921                  (62,084)


     Since we adopted FASB 115 as of January 1, 1994, the book value for March 31, 1997 is equal to the market value. All of our investments have been categorized Available for Sale under the Mark-to-Market accounting rules and the unrealized gains and losses are recorded in shareholders' equity.

3.  Loans Receivable.  Loans, net, consist of:

                                                                    MARCH 31,      DECEMBER 31,
                                                                      1997            1996

Total Gross Loans                                                $121,561,489      $109,476,023
Allowance for Possible Loan Losses                                  1,520,000         1,440,000
                                                               --------------    --------------
Loans, net                                                       $120,041,489     $108,036,023
                                                                  ============     ============

Loan balances by category are as follows:
  (in thousands)
  Loans secured by real estate:
    Construction and land development                            $     17,259    $      15,118
    Secured by farmland                                                 6,524            6,914
    Secured by 1-4 family residential properties                       33,009           29,619
    Secured by multifamily residential properties                       1,986            1,636
    Secured by nonfarm nonresidential properties                       11,973           10,781
  Agricultural loans                                                    9,780            5,980
  Commercial and industrial loans                                      20,155           19,956
  Loans to individuals for household,
      family and other personal expenses                               20,162           18,698
  Loans to State and Local government                                      88              109
  All other loans                                                         730              764
  LESS: Any unearned income on loans                                      104               99
                                                                  -------------     ------------

        Total loans                                                $  121,562        $ 109,476
                                                                    ===========     ============

4.  Allowance for Possible Loan Losses are as follows:
      (All amounts in thousands)

                                                                             March 31,
                                                                  1997                      1996

      Balance, beginning                                      $    1,440                $      955
        Provision charged to operating expense                        63                        60
        Recoveries of amounts charged off                             20                        21
                                                              ------------              ------------
                                                                   1,523                     1,036
        Amounts charged off                                            3                         4
                                                              -------------             ------------
      Balance, ending                                         $    1,520                 $   1,032
                                                               ==========                  =========


5.  Interest and dividend income on securities by source is as follows:

                                                              March 31,
                                                       1997            1996
       U. S. Treasuries and Agencies               $ 429,858         $360,656
       States and Political Subdivisions           $  76,510         $ 67,070
       Other                                       $  19,951         $ 14,137

6. Interest expense on time certificates of deposit of $100,000 or more was $421,646 and $338,389 at March 31, 1997 and 1996, respectively. Interest expense on all other deposits was $1,114,217 and $989,429 at March 31, 1997 and 1996 respectively.

7. Standby letters of credit were $1,166,000 and $417,000 at March 31, 1997 and 1996, respectively. Unfunded commitments were $17,556,000 and $18,089,000 at March 31, 1997 and 1996, respectively.

8. The interim financial statements furnished reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION. From December 31, 1996 to March 31, 1997, interest bearing bank balances and investment securities, combined, decreased 10%. These funds along with funds generated by the 4% increase in deposits and $2 million in short term borrowings were used to fund net loan increases of 11%. Our loan volumes are increasing due to seasonal funding of agricultural loans as well as growth in real estate, commercial and consumer lending. Our local economy remains healthy with unemployment rates low and construction of residential and commercial properties continuing. Accrued interest receivable has increased due to the increased volume of loans and the fact that the farm loans presently being funded should pay both principal and interest in the fall after harvest.

Other real estate owned remains unchanged from December 31, 1996. We presently have one property recorded at the adjusted loan value after reducing the value for amounts previously recovered. The expected selling price is higher than the recorded amount.

Total shareholder's equity increased only 1% due to net income being offset by the increase in net unrealized loss on securities as our securities portfolio repriced downward during March 1997.

RESULTS OF OPERATIONS. Net income increased 21% for the three months ended March 31, 1997, as compared to the same period in 1996. The increase results from effectively managing the interest margin. The 20% increase in loan income is due to loan growth and somewhat higher rates as fixed rate funds continue to reprice upward upon maturity or pay out. Interest earned on our investments has increased 2% due to higher portfolio yields. Interest expense, for the quarter ended March 31, 1997, increased 17%, over the quarter ended March 31, 1996, due to total deposit growth of 20%.

Other expenses have increased 22% for the three months ended March 31, 1997 over the same period of 1996. This increase is primarily due to increases in salaries and operating costs resulting from more accounts and transactions as we grow. We opened our Garner office in July 1996 and we expect to open our new location in Benson, North Carolina in July 1997.

Our delinquency rate of 1.29% is favorable compared to historical trends. At March 31, 1997, our nonperforming loans were $586,000 or 0.48% of our total gross loans as compared to $828,000 or 0.84% at March 31, 1996. Our reserve for loan loss of $1,520,000 or 1.25% of total gross loans is considered adequate to cover future credit losses in our present portfolio.

                                   SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  FOUR OAKS BANK & TRUST COMPANY



Date: May 13, 1997                 By: /s/ Ayden R. Lee, Jr.
                                       Ayden R. Lee, Jr
                                       President and Chief Executive Officer


Date: May 13, 1997                 By: /s/ Clifton L. Painter
                                       Clifton L. Painter
                                       Senior Executive Vice President and
                                       Chief Operating Officer